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                                                                 Exhibit 23(b)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K, into the Company's previously filed Registration Statement (Form S-8, File No. 333-28639) pertaining to the New Century Energies, Inc. Omnibus Incentive Plan and the Company's Registration Statement (Form S-3, File No. 333-28637) pertaining to the New Century Energies, Inc. Dividend Reinvestment and Cash Payment Plan, and we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 6, 1997, included in the New Century Energies, Inc. Form 10-K for the year ended December 31, 1996, and to the use in this Form 8-K of our report dated February 24, 1997, included in the Public Service Company of Colorado Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Form 8-K.



Denver, Colorado                             ARTHUR ANDERSEN LLP
August 1, 1997



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